OUSTER, INC.
SECOND AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

This Ouster, Inc. (the “Company”) Second Amended and Restated Non-Employee Director Compensation Program (this “Program”) has been adopted under the Company’s 2021 Incentive Award Plan (the “Plan”) and amends and restates in its entirety the Amended and Restated Non-Employee Director Compensation Program. This Program shall be effective as of February 9, 2023 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

Cash Compensation

Effective upon the Effective Date, annual retainers will be paid in the following amounts to Non-Employee Directors:

Board Service

Non-Employee Director	$40,000
Chair of the Board	$60,000
Lead Director	$60,000

Committee Service

	Chair	Non-Chair
Audit Committee Member	$20,000	$10,000
Compensation Committee Member	$15,000	$6,000
Nominating and Corporate Governance Committee Member	$10,000	$5,000

All annual retainers are additive and will be paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than 30 days after the end of such quarter. If a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described above, for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

Election to Receive Restricted Stock Units (“RSUs”) In Lieu of Annual Retainers

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General:
The Board or the Compensation Committee may, in its discretion, provide Non-Employee Directors with the opportunity to elect to convert all or a portion of their annual retainers into awards of RSUs (“Retainer RSU Awards”) granted under the Plan or any other applicable Company equity incentive plan then-maintained by the Company, with each such Retainer RSU Award covering a number of shares of Common Stock calculated by dividing (i) the amount of the annual retainer that would have otherwise been paid to such Non-Employee Director on the applicable grant date by (ii) the average per share closing trading price of the Common Stock over the most recent 30 trading days as of the grant date (such election, a “Retainer RSU Election”).

Each Retainer RSU Award automatically will be granted on the fifth day of the month immediately following the end of the quarter for which the corresponding portion of the annual retainer was earned. Each Retainer RSU Award will be fully vested on the grant date.

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Election Method:
Each Retainer RSU Election must be submitted to the Company in the form and manner specified by the Board or its Compensation Committee (the “Compensation Committee”). An individual who fails to make a timely Retainer RSU Election shall not receive a Retainer RSU Award and instead shall receive the applicable annual retainer in cash. Retainer RSU Elections must comply with the following timing requirements:
•Initial Election. Each individual who first becomes a Non-Employee Director may make a Retainer RSU Election with respect to annual retainer payments scheduled to be paid in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Retainer RSU Election”). The Initial Retainer RSU Election must be submitted to the Company on or before the date that the individual first becomes a Non-Employee Director or, if later, within thirty (30) days following the date this Program is adopted (the “Initial Election Deadline”), and the Initial Retainer RSU Election shall become final and irrevocable as of the Initial Election Deadline.
•Annual Election. No later than December 31 of each calendar year, or such earlier deadline as may be established by the Board or the Compensation Committee, in its discretion (the “Annual Election Deadline”), each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Retainer RSU Election with respect to the annual retainer relating to services to be performed in the following calendar year (the “Annual Retainer RSU Election”). The Annual Retainer RSU Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become effective and irrevocable as of the Annual Election Deadline.

Equity Compensation

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Initial RSU Award:
Each Non-Employee Director who is initially elected or appointed to serve on the Board after the Effective Date shall be granted an award of RSUs under the Plan or any other applicable Company equity incentive plan then-maintained by the Company to purchase that number of shares of Common Stock calculated by dividing (i) $300,000 by (ii) the average per share closing trading price of the Common Stock over the most recent 30 trading days as of the grant date (the “Initial Long-Term RSU Award”).

The Initial Long-Term RSU Award will be automatically granted on the date on which such Non-Employee Director commences service on the Board, and will vest as 1/12th of the shares subject thereto on each quarterly anniversary of the applicable date of grant such that the shares subject to the Initial Long-Term RSU Grant are fully vested on the third anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through each such vesting date.

Each Non-Employee Director who is initially elected or appointed to serve on the Board on or after the Effective Date shall be granted an award of RSUs under the Plan or any other applicable Company equity incentive plan then-maintained by the Company to purchase that number of shares of Common Stock calculated by dividing (i) the product of $175,000 multiplied times a fraction, the numerator of which is the number of full months between the date the Non-Employee Director is appointed to serve on the Board and the next scheduled annual meeting of the Company’s stockholders (an “Annual Meeting”) and the denominator of which is 12, by (ii) the average per share closing trading price of the Common Stock over the most recent 30 trading days as of the grant date (the “Initial Short-Term RSU Award” and, together with the Initial Long-Term RSU Award, the “Initial RSU Awards”).

The Initial Short-Term RSU Award will vest in substantially equal quarterly installments through, and with the last installment vesting on, the date of the Annual Meeting, subject to the Non-Employee Director continuing in service on the Board through the date of the applicable Annual Meeting.

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Annual RSU Award:
Each Non-Employee Director who is serving on the Board as of the date of an Annual Meeting and will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be granted an award of RSUs under the Plan or any other applicable Company equity incentive plan then-maintained by the Company covering a number of shares of Common Stock calculated by dividing (i) $175,000 by (ii) the average per share closing trading price of the Common Stock over the most recent 30 trading days as of the grant date (the “Annual RSU Award”).

The Annual RSU Award will be automatically granted on the date of the applicable Annual Meeting, and will vest as to 1/4th of the shares subject thereto on each quarterly anniversary of the applicable date of grant such that the shares subject to the Annual RSU Grant are fully vested on the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through such vesting date. Notwithstanding the foregoing, in the event the next Annual Meeting occurs prior to the first anniversary of the date of grant, the Annual RSU Grant shall fully vest on the date of such Annual Meeting, subject to the Non-Employee Director continuing in service on the Board through the date of such Annual Meeting.

Unless otherwise determined by the Board, members of the Board who are Employees who subsequently terminate their employment with the Company and any Subsidiary and remain a member of the Board will not receive the Initial RSU Awards, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any Subsidiary, Annual RSU Awards as described above.

Election to Defer Issuances

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General:
Each Non-Employee Director shall have the opportunity to defer the issuance of the shares underlying RSUs granted under this Program, including Retainer RSU Awards, Initial RSU Awards and Annual RSU Awards, that would otherwise be issued to the Non-Employee Director in connection with the vesting or grant of the RSUs until the earliest of a fixed date properly elected by the Non-Employee Director, the Non-Employee Director’s Termination of Service or a Change in Control. Any such deferral election (“Deferral Election”) shall be subject to such rules, conditions and procedures as shall be determined by the Board or the Compensation Committee, in its sole discretion, which rules, conditions and procedures shall at all times comply with the requirements of Section 409A of the Code, unless otherwise specifically determined by the Board or the Compensation Committee. If an individual elects to defer the delivery of the shares underlying RSUs granted under this Program, settlement of the deferred RSUs shall be made in accordance with the terms of the Deferral Election.

Election Method:
Each Deferral Election must be submitted to the Company in the form and manner specified by the Board or its Compensation Committee. Deferral Elections must comply with the following timing requirements:
•Initial Deferral Election. Each individual who first becomes a Non-Employee Director may make a Deferral Election with respect to the Non-Employee Director’s Initial RSU Awards and Retainer RSU Awards to be paid in the same calendar year as such individual first becomes a Non-Employee Director (the “Initial Deferral Election”). The Initial Deferral Election must be submitted to the Company on or before Initial Election Deadline, and the Initial Deferral Election shall become final and irrevocable as of the Initial Election Deadline.
•Annual Deferral Election. No later than the Annual Election Deadline, each individual who is a Non-Employee Director as of immediately before the Annual Election Deadline may make a Deferral Election with respect to the Annual RSU Award and Retainer RSU Awards to be granted in the following calendar year (the “Annual Deferral Election”). The Annual Deferral Election must be submitted to the Company on or before the applicable Annual Election Deadline and shall become effective and irrevocable for the subsequent calendar year as of the Annual Election Deadline.

Change in Control

Upon a Change in Control of the Company, all outstanding equity awards granted under the Plan and any other equity incentive plan maintained by the Company that are held by a Non-

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Employee Director shall become fully vested and/or exercisable, irrespective of any other provisions of the Non-Employee Director’s Award Agreement.

Reimbursements
The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
Miscellaneous

The other provisions of the Plan shall apply to the RSUs granted automatically under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of RSUs hereby are subject in all respects to the terms of the Plan. The grant of RSUs under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

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